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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 12, 1996


                          Caribiner International, Inc.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                 1-14234                                  13-3466655
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        (Commission File Number)            (I.R.S. Employer Identification No.)


    16 West 61st Street, New York, NY                      10023
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(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (212) 541-5300


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          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

(a)  Pursuant to an Agreement of Purchase and Sale of Assets, dated
     September 12, 1996 (the "TAVS Agreement"), by and between Caribiner International, Inc. (the "Company") and General Electric Capital Computer Leasing Corporation ("GECCLC"), the Company has agreed to acquire for a purchase price of approximately $28 million in cash certain of the assets of the Total Audio Visual Services ("TAVS") operating division, of GECCLC. TAVS is a provider of audio visual equipment rentals and staging services, as well as hotel audio visual outsourcing services, in the United States.

          The consummation of the transactions contemplated by the TAVS Agreement is expected to take place in late-September or early-October, 1996, subject to customary closing conditions, including, without limitation, the expiration or early termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The TAVS Agreement will terminate if all the conditions to closing have not been satisfied or waived by November 30, 1996.

          The Company expects to finance the transactions contemplated by the TAVS Agreement from the Company's (i) working capital (which, in part, includes funds raised in the Company's initial public offering of Common Stock completed on March 15, 1996) and (ii) existing available credit facilities with Chemical Bank (now known as The Chase Manhattan Bank).

          The TAVS Agreement is attached as Exhibit 2.1, and such agreement is incorporated by reference in its entirety herein. The description of the TAVS Agreement contained herein is qualified in its entirety by reference to the TAVS Agreement.

          Attached as Exhibit 99.1 is the Company's press release announcing the transactions contemplated by the TAVS Agreement.

(b)    Equipment or Other Physical Property

          Certain of the assets of GECCLC acquired by the Company pursuant to the TAVS Agreement constitute equipment or other physical property. Such assets have been used by GECCLC in connection with its audio visual equipment rental and staging services business. The Company intends to continue substantially the same use for such acquired assets.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

          It is currently impracticable for the Company to file with this Form 8-K the historical financial information of TAVS required to be filed pursuant to the instructions to Form 8-K. Such financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed, and the Company expects such financial information to be available in November, 1996.



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(b)  Pro Forma Financial Information

          It is currently impracticable for the Company to file with this Form 8-K the pro forma financial information relative to the transactions contemplated by the TAVS Agreement that is required to be filed pursuant to the instructions to Form 8-K. Such pro forma financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed, and the Company expects such financial information to be available in November, 1996.

(c)  Exhibits

     2.1 Agreement of Purchase and Sale of Assets, dated September 12, 1996, by and between the Company and GECCLC (schedules omitted (other than Schedules 2(c), 2(c)(i) and 6(bb)) -- the Company agrees to furnish a copy of any schedule to the Commission upon request).

     99.1 Press release, dated September 12, 1996.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Caribiner International, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 26, 1996         CARIBINER INTERNATIONAL, INC.

                                   By:        /s/ Arthur F. Dignam
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                                       Name:  Arthur F. Dignam
                                       Title: Executive Vice President,
                                              Chief Financial and Administrative
                                              Officer


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                                INDEX TO EXHIBITS

Exhibit   Description                                                       Page
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2.1       Agreement of Purchase and Sale of Assets, dated September 12,
          1996, by and between Caribiner International, Inc. (the
          "Company") and General Electric Capital Computer Leasing
          Corporation  (schedules omitted (other than Schedules 2(c),
          2(c)(i) and 6(bb)) -- the Company agrees to furnish a copy of any schedule to the Commission upon request).

99.1      Press Release, dated September 12, 1996.


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